OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Trimont LLC, as successor to Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub-Servicer"), the undersigned, James Gaffney, Senior Managing Director of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and

2.        To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC d/b/a Newmark

Dated: January 30, 2026

/s/ James Gaffney

James Gaffney,

Senior Managing Director

Head of Asset Management & Servicing

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

2015

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

COMM 2015-LC23 Mortgage Trust

GS Mortgage Securities Trust 2015-GC34

2016

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

CGCMT 2016-C1 Mortgage Trust

2017

UBS Commercial Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2017-C6

CFCRE 2017-C8 Mortgage Trust

2018

UBS Commercial Mortgage Trust 2018-C10

CGCMT 2018-C6 Mortgage Trust

BBCMS Mortgage Trust 2018-C2

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE3	COMM 2012-CCRE4
COMM 2013-CCRE6 *	COMM 2013-CCRE10
COMM 2013-CCRE12	COMM 2013-CCRE13 *
GSMS 2014-GC18 *	COMM 2014-LC17 *
COMM 2014-CCRE20 *	GSMS 2014-GC22
COMM 2014-UBS5	GSMS 2014-GC26
CGMCT 2014-GC19	CGMCT 2014-GC21
GSMS 2015-GC28 *	COMM 2015-CCRE22
COMM 2015-CCRE24	COMM 2015-CCRE25
COMM 2015-CCRE26	GSMS 2015-GC34
BBCCRE TRUST 2015-GTP	COMM 2015-LC23
CGCMT 2016-C1	CFCRE 2016-C3
CFCRE 2016-C4	SGCMS 2016-C5
CFCRE 2016-C6	COMM 2016-CCRE28
UBS 2017-C6	UBS 2017-C7
CFCRE 2017 C8	UBS 2018-C10
BBCMS 2018-C2	UBS 2019 C18
CFCRE 2019 L3

*Special Servicing

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Suite 200

Lower Gwynedd, PA 19002

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